                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 2, 2001, relating to the consolidated financial statements of Khanty Mansiysk Oil Corporation and its subsidiaries, which report appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers
Moscow, Russia
June 22, 2001